EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                JURISDICTION OF
                     SUBSIDIARY                                  INCORPORATION
----------------------------------------------------------    ------------------
Bridgetown Printing Company ..............................    Texas
Chas. P. Young Company ...................................    Texas
Chas. P. Young Company, Inc. .............................    New York
Clear Visions, Inc. ......................................    Texas
Consolidated Eagle Press, Inc. ...........................    Texas
Consolidated Graphics Management, Inc. ...................    Delaware
Consolidated Graphics Management, Ltd. ...................    Texas
Consolidated Graphics Properties, Inc. ...................    Texas
Consolidated Graphics Properties II, Inc. ................    Texas
Consolidated Mobility, Inc. ..............................    Texas
Direct Color, Inc. .......................................    California
Emerald City Graphics, Inc. ..............................    Washington
Frederic Printing Company ................................    Colorado
Garner Printing Company .................................    Iowa
Gritz-Ritter Graphics, Inc. ..............................    Colorado
Grover Printing Company ..................................    Texas
Gulf Printing Company ....................................    Texas
Heritage Graphics, Inc. ..................................    Texas
Precision Litho, Inc. ....................................    Texas
Superb Printing Company ..................................    Texas
Tewell Warren Printing Company ...........................    Texas
The Jarvis Press, Inc. ...................................    Texas
Theo Davis Sons, Inc. ....................................    North Carolina
Tucker Printers, Inc. ....................................    Texas
Tulsa Litho Company ......................................    Oklahoma
Western Lithograph Company ...............................    Texas